Exhibit 32.1

CERTIFICATION OF

CHIEF EXECUTIVE OFFICER

OF ANTERO RESOURCES LLC

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Quarterly Report on Form 10-Q of Antero Resources LLC for the quarter ended June 30, 2011, I, Paul M. Rady, Chairman and Chief Executive Officer of Antero Resources LLC, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.                                      This Quarterly Report on Form 10-Q for the quarter ended June 30, 2011 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.                                      The information contained in this Quarterly Report on Form 10-Q for the quarter ended June 30, 2011 fairly presents, in all material respects, the financial condition and results of operations of Antero Resources LLC for the periods presented therein.

Date: April 11, 2012

/s/ PAUL M. RADY
Paul M. Rady
Chairman of the Board and Chief Executive Officer